UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 6, 2018

COMMUNITY HEALTH SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15925	13-3893191
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

4000 Meridian Boulevard

Franklin, Tennessee 37067

(Address of principal executive offices)

Registrant’s telephone number, including area code: (615) 465-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01.	Entry into a Material Definitive Agreement

On July 6, 2018, CHS/Community Health Systems, Inc. (the “Issuer”), a direct, wholly owned subsidiary of Community Health Systems, Inc. (the “Company”), completed its previously announced offering of $1,032,607,000 aggregate principal amount of its 8.625% Senior Secured Notes due 2024 (the “Notes”). The terms of the Notes are governed by an indenture, dated as of July 6, 2018, among the Issuer, the Company, the subsidiary guarantors party thereto, Regions Bank, as trustee (the “Trustee”) and Credit Suisse AG, as collateral agent (the “Collateral Agent”) (the “Indenture”).

The Notes bear interest at a rate of 8.625% per year payable semi-annually in arrears on January 15 and July 15 of each year, commencing on January 15, 2019.

The Notes are unconditionally guaranteed on a senior-priority secured basis by the Company and each of the Issuer’s current and future domestic subsidiaries that provide guarantees under the Issuer’s senior secured credit facilities (the “Credit Facilities”), the Issuer’s ABL facility (the “ABL Facility”), any capital market debt securities of the Issuer (including the Issuer’s outstanding senior notes) and certain other long-term debt of the Issuer.

The Notes and the related guarantees are secured by (i) first-priority liens on the collateral (the “Non-ABL Priority Collateral”) that also secures on a first-priority basis the Credit Facilities and the Issuer’s existing senior-priority secured notes (the “Existing Senior-Priority Secured Notes”) and (ii) second-priority liens on the collateral (the “ABL-Priority Collateral” and together with the Non-ABL Priority Collateral, the “Collateral”) that secures on a first-priority basis the ABL Facility (and also secures on a second-priority basis the Credit Facilities and the Existing Senior-Priority Secured Notes), in each case subject to permitted liens described in the Indenture. The Notes are subject to the terms of three intercreditor agreements: (1) the intercreditor agreement which governs the relative rights of the secured parties in respect of the ABL Facility, the Credit Facilities, the Existing Senior-Priority Secured Notes, the Issuer’s existing junior-priority secured notes (the “Existing Junior-Priority Secured Notes”) and the Notes (the “ABL Intercreditor Agreement”), (2) the intercreditor agreement which governs the relative rights of the secured parties in respect of the Credit Facilities, the Existing Senior-Priority Secured Notes, the Existing Junior-Priority Secured Notes and the Notes (the “Senior-Junior Intercreditor Agreement”) and (3) the intercreditor agreement which governs the relative rights of holders of the Notes, lenders under the Credit Facilities, holders of the Existing Senior-Priority Secured Notes and holders of any future obligations secured on a pari passu basis with the Notes (the “Pari Passu Intercreditor Agreement” and, together with the ABL Intercreditor Agreement and the Senior-Junior Intercreditor Agreement, the “Intercreditor Agreements”). Each of the Intercreditor Agreements restrict the actions permitted to be taken by the Collateral Agent with respect to the Collateral on behalf of the holders of the Notes.

At any time prior to January 15, 2021, the Issuer may redeem some or all of the Notes at a price equal to 100% of the principal amount of the Notes redeemed plus accrued and unpaid interest, if any, to, but excluding, the applicable redemption date plus a “make-whole” premium, as described in the Indenture. On or after January 15, 2021, the Issuer may redeem some or all of the Notes at any time and from time to time at the redemption prices set forth in the Indenture, plus accrued and unpaid interest, if any, to, but excluding, the applicable redemption date. In addition, at any time prior to January 15, 2021, the Issuer may redeem up to 40% of the aggregate principal amount of the Notes with the proceeds of certain equity offerings at the redemption price set forth in the Indenture, plus accrued and unpaid interest, if any, to, but excluding, the applicable redemption date.

If the Company or the Issuer experiences a Change of Control (as defined in the Indenture), the Issuer is required to offer to repurchase the Notes at 101% of the principal amount of such Notes plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase.

The Indenture provides for customary events of default which include (subject in certain cases to customary grace and cure periods), among others, nonpayment of principal or interest, breach of other agreements in the Indenture, failure to pay certain other indebtedness, failure to pay certain final judgments, failure of certain guarantees to be enforceable, failure to perfect certain collateral securing the Notes and certain events of bankruptcy or insolvency. The Indenture contains covenants that, among other things, limit the Issuer’s ability and the ability of its restricted subsidiaries to incur or guarantee additional indebtedness, pay dividends or make other restricted payments, make certain investments, incur restrictions on the ability of the Issuer’s restricted subsidiaries that are not guarantors to pay dividends or make certain other payment, create or incur certain liens, sell assets and subsidiary stock, impair the security interests, transfer all or substantially all of the Issuer’s assets or enter into merger or consolidation transactions, and enter into transactions with affiliates.

The foregoing summary and description of the Indenture and the Notes does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Indenture, which is filed as Exhibit 4.1 hereto and incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligations or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits

The following exhibits are filed herewith:

4.1	Indenture, dated as of July 6, 2018, among CHS/Community Health Systems, Inc., Community Health Systems, Inc., the guarantors party thereto, Regions Bank, as trustee, and Credit Suisse AG, as collateral agent, relating to the 8.625% Senior Secured Notes due 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 6, 2018	COMMUNITY HEALTH SYSTEMS, INC. (Registrant)

	By:	/s/ Thomas J. Aaron
Thomas J. Aaron Executive Vice President and Chief Financial Officer (principal financial officer)